Exhibit 99.1

Clarivate Completes Refinancing of Term Loan and Revolver Extension

London, U.K., February 1, 2024 – Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a global leader in connecting people and organizations to intelligence they can trust to transform their world, announced today that it has successfully completed the refinancing of its term loan B credit facility and the extension of the maturity date of its revolving credit facility.

Pursuant to an amendment to the Company’s existing credit agreement dated as of October 31, 2019, the Company refinanced all of its existing term loans with a new $2.150 billion tranche of term loans maturing in 2031, with a reduced interest rate margin of 275 basis points per annum in the case of loans bearing interest by reference to term SOFR. The new term loan facility effectively extends the maturity of the Company’s existing term loans by approximately 5 years. The new term loans amortize in equal quarterly installments equivalent to 1.00% per annum, with the balance due at maturity. Concurrently, the Company’s revolving credit facility was refinanced with a replacement $700 million facility, which effectively extends the maturity of the revolving credit facility from 2027 to 2029.

“We are pleased with the positive outcome of extending the maturity of our term loan and lowering our annual cash interest costs,” said Jonathan Collins, Executive Vice President and Chief Financial Officer. “The oversubscribed interest in the recent offering is a testament to our solid credit profile and strong cash flow generation.”

About Clarivate

Clarivate™ is a leading global information services provider. We connect people and organizations to intelligence they can trust to transform their perspective, their work and our world. Our subscription and technology-based solutions are coupled with deep domain expertise and cover the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit clarivate.com.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

Category: Debt

Source: Clarivate Plc

Investor Relations Contact
Mark Donohue, Head of Investor Relations

investor.relations@clarivate.com

Media Contact
Amy Bourke-Waite, Senior Director, Corporate Communications

newsroom@clarivate.com